EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-90958) pertaining to the 1994 Stock Incentive Plan and 1994 Director's Stock Option Plan of Central Tractor Farm & Country, Inc. of our report dated December 6, 1996, with respect to the consolidated financial statements and schedules of Central Tractor Farm & Country, Inc. included in the Annual Report (Form 10-K) for the year ended November 2, 1996.


                                               /s/ ERNST & YOUNG LLP

Des Moines, Iowa
January 28, 1997